                                                                    EXHIBIT 4.18

         THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS NOTE IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM.

         UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SECURITY ISSUED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS
NOTE IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         THIS NOTE IS A DIRECT, UNCONDITIONAL AND UNSECURED OBLIGATION OF DORAL FINANCIAL CORPORATION, IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR NONBANK SUBSIDIARY OF DORAL FINANCIAL CORPORATION, AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

CUSIP NO. 25811P AH 3                             PRINCIPAL AMOUNT: $30,000,000
No. 1

                           DORAL FINANCIAL CORPORATION

                           7.15% Senior Notes due 2022

         DORAL FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the Commonwealth of Puerto Rico (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of U.S. Thirty Million Dollars on April 26, 2022, and to pay interest thereon from April 10, 2002 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, monthly on the 26th day of each month, commencing May 26, 2002, at the rate of 7.15% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest

Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the 15th day of the month of the related Interest Payment Date (whether or not a Business Day). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

         Payment of interest on this Note due on any Interest Payment Date (other than interest on this Note due to the Holder hereof at Maturity) shall be paid by check mailed to the Person entitled thereto at his last address as it appears on the Security Register or, if a U.S. Depositary with respect to this
Note is specified above or if $10,000,000 aggregate principal amount of Debt Securities of this series are registered in the name of the Holder hereof, in immediately available funds by wire transfer to such account as may have been designated by the Person entitled thereto as set forth herein in time for the Paying Agent under the Indenture to make such payments in accordance with its normal procedures. Payment of the principal of (and premium, if any) and interest on this Note due to the Holder hereof at Maturity shall be paid in immediately available funds upon presentation of this Note for surrender at the office or agency of the Paying Agent in the Borough of Manhattan, The City of New York, provided that this Note is presented for surrender in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.

         Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office in the Borough of Manhattan, The City of New York and, unless revoked by written notice to the Trustee received on or prior to the Regular Record Date immediately preceding the applicable Interest Payment Date or the fifteenth calendar day preceding Maturity, shall remain in effect with respect to any further payments with respect to this Note payable to such Holder.

         Any payment of principal, premium or interest on this Note due on any day which is not a Business Day in The City of New York need not be made on such day, but may be made on the next succeeding Business Day in The City of New York with the same force and effect as if made on the due date and no interest shall accrue on the amount due on such date for the period from such date until the next succeeding Business Day. "Business Day" shall mean, as used herein with respect to any particular location, any day, other than Saturday and Sunday, and which is a day on which commercial banks settle payments and are open for general business in the City of New York.

         This Note is one of a duly authorized issue of Debt Securities of the Company (herein called the "Securities")issued and to be issued in one or more series under a senior indenture, dated as of May 14, 1999, as supplemented by a First Supplemental Indenture, dated as of March 30, 2001 (herein called the "Indenture"), between the Company and Bankers Trust Company, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of the series designated 7.15% Senior Notes due 2022 (herein called the "Notes"), limited in aggregate principal amount to U.S. $30,000,000. This Note is issued subject to the provisions of the Indenture with respect thereto.

         If an Event of Default with respect to the Notes shall occur and be continuing, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such

Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

         No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

         The Notes are subject to mandatory redemption in whole upon the occurrence of an Event of Taxability (as defined in the immediately succeeding paragraph), at a redemption price equal to the principal amount thereof plus accrued and unpaid interest up to the redemption date, without premium.

         The Company covenants that for each taxable year, up to and including the taxable year when all interest on and principal of this Note is paid in full, not later than the 120th day following the close of each such taxable year, beginning with the first taxable year ending after the original issuance of this Note, it will (1) deliver to the Trustee and the Company's independent accountants a certificate (the "Source of Income Certificate") addressed to the Trustee and the Company's independent accountants: (i) stating, for the three immediately preceding taxable years of the Company (or for such part of such period as may be applicable), the percentage of the Company's gross income that was derived from sources within the Commonwealth of Puerto Rico (the "Commonwealth") under the general sourcing rules of the United States Internal Revenue Code as in effect on the date of the original issuance of this Note (the "Code"); (ii) stating the percentage of the Company's gross income that was attributable to the active conduct of (A) its trade or business in the Commonwealth and (B) any trade or business outside the Commonwealth, in each case as determined under Section 861(c)(1)(B) of the Code; (iii) making an assertion as to whether or not the Company has met the following requirements (the "Source of Income Requirements"): that (x) during the three taxable years (or for such part of such period as may be applicable) immediately preceding the taxable year during which interest is paid on this Note, more than 20% of the Company's total gross income was attributable to its trade or business in the Commonwealth, as determined under Section 861(c)(1)(B) of the Code, as in effect on the date of the original issuance of this Note, and was derived from sources within the Commonwealth under the general source of income rules of the Code, as in effect on the date of original issuance of this Note; and (y) no part of the interest paid on this Note was treated, under the Code, as paid by a trade or business of the Company conducted outside the Commonwealth, such determination to be made in accordance with Section 884(f)(1)(A) of the Code and Treas. Regs. Section 1.884-4(b)(1)(i)(A) or (B) issued thereunder, as in effect on the date of original issuance of this Note; and (iv) making an assertion as to whether the Company has taken any other action which shall cause interest on the Notes to become subject to federal income taxation for individuals who are bona fide residents of Puerto Rico for the entire taxable year or to corporations organized under the laws of Puerto Rico ("Puerto Rico Residents"); and, accordingly, whether or not an Event of Taxability has occurred; and (2) cause the Company's independent accountants to deliver to the Trustee a report (the "Independent Accountant's Report") stating (i) that they have examined (such examination being made in accordance with standards established by the American Institute of Certified Public Accountants) management's assertion included in the Source of Income Certificate as to the Company's compliance with the Source of Income Requirements and (ii) whether in their opinion the Company's assertion as to compliance with such Source of Income Requirements is correct. If the Source of Income certificate or the Independent Accountant's Report indicates that the Company has failed to comply with the Source of Income Requirements, or that the Company has taken any other action which shall cause interest on this Note to become subject to federal income taxation for Puerto Rico Residents, an Event of Taxability shall have occurred and the Trustee shall cause a copy of such report to be mailed to each Holder of Notes together with a notice to each Holder of Notes that an Event of Taxability has occurred, within ten (10) Business Days of the receipt of such report.

         The Company is not required to make any additional payments on this
Note if any Holder is required to pay United States income taxes as a result of an Event of Taxability.

         At least forty-five (45) days but not more than sixty (60) days before the redemption date of the Notes, the Trustee shall cause a notice of any such redemption, signed by the Trustee, to be mailed, first-class, postage prepaid, to all Holders of the Notes, but failure to mail any such notice to any Holder or any defect in any notice so mailed shall not affect the validity of the proceedings for the redemption of the Notes, nor the validity of the proceedings for the redemption of the Notes of any other Holders.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

         No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Note shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, DORAL FINANCIAL CORPORATION has caused this instrument to be signed by its duly authorized officer, and has caused its corporate seal or a facsimile thereof to be affixed herein or imprinted hereon.

Dated:  April 10, 2002

                                       DORAL FINANCIAL CORPORATION



                                       By:
                                          -------------------------------------
                                          Name:   Mario S. Levis
                                          Title:  Executive Vice President
                                                  and Treasurer
Attest:



By:
   --------------------------------
   Name:   Sonia Arroyo
   Title:  Assistant Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debt Securities of the series designated therein issued under the within-mentioned indenture.

                                       Bankers Trust Company,
                                         as Trustee



Dated:                                 By:
      ------------------------------      -------------------------------------
                                          Name: Susan Johnson
                                          Title: Vice President

                           ---------------------------

                                  ABBREVIATIONS

         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM --  as tenants in common               UNIF GIFT MIN ACT -- ________ Custodian _________
TEN ENT --  as tenants by the entireties                             (Cust)             (Minor)
JT TEN  --  as joint tenants with right              Under Uniform Gifts to Minors Act
            of survivorship and not as
            tenants in common
                                                     ------------------------------------------
                                                                       (State)

         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or

Other Identifying Number of Assignee



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              PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING
                          POSTAL ZIP CODE OF ASSIGNEE

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

the within Note of DORAL FINANCIAL CORPORATION and does hereby irrevocably constitute and appoint ________________________________________________________
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.



Dated:
      ------------------------         ----------------------------------------

                                       ----------------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.


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